                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

-------------------------------------------------------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Date of (Date of Earliest Event Reported): May 26, 2000 (March 10, 2000)

                              Sound Designs, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                          000-28331             88-0412455
-------------------------------           -----------        -------------------
(State or Other Jurisdiction of           (Commission         (I.R.S. Employer
 Incorporation or Organization)           File Number)       Identification No.)

              14677 Midway Road, Suite 206, Addison, Texas, U.S.A.
                    (Address of principal executive offices)

                                     75001
                                   (Zip Code)


                                  972-687-0090
              (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a) Financial Statements of Business Acquired.

i.   Independent Auditors' Report                                                     F-1

ii.  Balance Sheet as of December 31, 1999                                            F-2

iii. Statements of Operations for the Year Ended December 31, 1999, and
      Period From October 5, 1998 (Date of Inception) to December 31, 1999            F-3

iv.  Statements of Stockholders' Equity for the Year Ended December 31, 1999,
      and Period From October 5, 1998 (Date of Inception) to December 31, 1999        F-4

v.   Statements of Cash Flows for the Year Ended December 31, 1999, and Period
      from October 5, 1998 (Date of Inception) to December 31, 1999                   F-5

vi.  Notes to Financial Statements                                                    F-6

       (b) Pro Forma Financial Information (unaudited).

i.   Pro Forma Condensed Balance Sheet at December 31, 1999                           P-1

ii.  Pro Forma Condensed Statement of Operations for the Year Ended
      December 31, 1999                                                               P-2

iii. Notes to Pro Forma Financial Statements                                          P-3

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Plus Solutions, Inc.:

We have audited the accompanying balance sheet of Plus Solutions, Inc. (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended, and for the period from October 5, 1998 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999, and the results of its operations and its cash flows for the year then ended, and for the period from October 5, 1998 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage at December 31, 1999. As discussed in
Note 1 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.

/s/ DELOITTE AND TOUCHE

Dallas, Texas

May 17, 2000

PLUS SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
   Cash                                                                       $   121,629
   Prepaid expenses                                                                 1,208
                                                                              -----------
           Total current assets                                                   122,837

PROPERTY AND EQUIPMENT - Net (Note 2)                                              51,297

PRODUCT DEVELOPMENT COSTS (Note 1)                                                 97,440
                                                                              -----------
TOTAL                                                                         $   271,574
                                                                              ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                      $   166,442
   Notes payable (Note 3)                                                          68,317
                                                                              -----------
           Total current liabilities                                              234,759

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Note 4):
   Convertible voting preferred stock, 8,000,000 shares authorized;
      no shares issued and outstanding
   Common stock, no par value; 25,000,000 shares authorized;
      13,876,193 shares issued and outstanding                                  6,969,736
   Additional paid-in capital                                                   1,134,981
   Deficit accumulated during the development stage since October 5, 1998      (8,067,902)
                                                                              -----------
           Total stockholders' equity                                              36,815
                                                                              -----------
TOTAL                                                                         $   271,574
                                                                              ===========

See notes to financial statements.

PLUS SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999, AND
PERIOD FROM OCTOBER 5, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                          CUMULATIVE
                                                                             FROM
                                            1999            1998           INCEPTION
                                        -----------      -----------      -----------

REVENUES                                $        --      $        --      $        --

OPERATING EXPENSES:
   Salaries and benefits                  1,145,559           78,853        1,224,412
   General and administrative               897,992        5,912,202        6,810,194
   Depreciation expense                      21,177            4,245           25,422
                                        -----------      -----------      -----------

           Total operating expenses       2,064,728        5,995,300        8,060,028
                                        -----------      -----------      -----------

OPERATING LOSS                           (2,064,728)      (5,995,300)      (8,060,028)

OTHER EXPENSE - Net                          (2,373)          (5,501)          (7,874)
                                        -----------      -----------      -----------

NET LOSS                                $(2,067,101)     $(6,000,801)     $(8,067,902)
                                        ===========      ===========      ===========

See notes to financial statements.

PLUS SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1999, AND
PERIOD FROM OCTOBER 5, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------



                                                  CONVERTIBLE             COMMON STOCK                  ADDITIONAL
                                                   PREFERRED       -------------------------------        PAID-IN
                                                     STOCK            SHARES            AMOUNT            CAPITAL
                                                 -------------     -------------     -------------     -------------
BALANCE AS OF OCTOBER 5, 1998                    $          --                --     $          --     $          --

   Issuance of preferred stock for services,
      307,000 shares                                   767,500

   Issuance of common stock for services                              10,260,055         5,130,028

   Issuance of common stock for cash                                     200,000           100,000

   Conversion of preferred stock, 62,989
      shares                                          (157,472)          314,945           157,472

   Issuance of common stock for due from
      stockholder                                                         40,000            20,000

   Net loss
                                                 -------------     -------------     -------------     -------------

BALANCE AS OF DECEMBER 31, 1998                        610,028        10,815,000         5,407,500                --

   Issuance of common stock for services                               1,523,917           761,958

   Issuance of common stock for cash                                     317,221           190,250

   Capital contributions                                                                                     374,981

   Conversion of preferred stock, 244,011
      shares                                          (610,028)        1,220,055           610,028

   Stock options granted to employees                                                                        760,000

   Collection of due from stockholder

   Net loss
                                                 -------------     -------------     -------------     -------------

BALANCE AS OF DECEMBER 31, 1999                  $          --        13,876,193     $   6,969,736     $   1,134,981
                                                 =============     =============     =============     =============
                                                                      DEFICIT
                                                                    ACCUMULATED
                                                                    DURING THE
                                                    DUE FROM       DEVELOPMENTAL
                                                  STOCKHOLDER          STAGE              TOTAL
                                                 -------------     -------------      -------------
BALANCE AS OF OCTOBER 5, 1998                    $          --     $          --      $          --

   Issuance of preferred stock for services,
      307,000 shares                                                                        767,500

   Issuance of common stock for services                                                  5,130,028

   Issuance of common stock for cash                                                        100,000

   Conversion of preferred stock, 62,989
      shares                                                                                     --

   Issuance of common stock for due from
      stockholder                                      (20,000)                                  --

   Net loss                                                           (6,000,801)        (6,000,801)
                                                 -------------     -------------      -------------

BALANCE AS OF DECEMBER 31, 1998                        (20,000)       (6,000,801)            (3,273)

   Issuance of common stock for services                                                    761,958

   Issuance of common stock for cash                                                        190,250

   Capital contributions                                                                    374,981

   Conversion of preferred stock, 244,011
      shares                                                                                     --

   Stock options granted to employees                                                       760,000

   Collection of due from stockholder                   20,000                               20,000

   Net loss                                                           (2,067,101)        (2,067,101)
                                                 -------------     -------------      -------------

BALANCE AS OF DECEMBER 31, 1999                  $          --     $  (8,067,902)     $      36,815
                                                 =============     =============      =============

See notes to financial statements.

PLUS SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999, AND
PERIOD FROM OCTOBER 5, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                                 CUMULATIVE
                                                                                                    FROM
                                                                   1999            1998           INCEPTION
                                                               -----------      -----------      -----------

OPERATING ACTIVITIES:
   Net loss                                                    $(2,067,101)     $(6,000,801)     $(8,067,902)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Loss on disposal of property and equipment                                      5,501            5,501
      Depreciation of property and equipment                        21,177            4,245           25,422
      Issuance of common and preferred stock for services          761,958        5,897,528        6,659,486
      Compensation from stock options granted to employees         760,000                           760,000
      Net changes in operating assets and liabilities:
         Prepaid expenses                                           (1,208)                           (1,208)
         Accounts payable and accrued expenses                     123,322           43,120          166,442
                                                               -----------      -----------      -----------

           Net cash used in operating activities                  (401,852)         (50,407)        (452,259)
                                                               -----------      -----------      -----------

INVESTING ACTIVITIES:
   Additions to property and equipment                              (5,408)            (395)          (5,803)
   Capitalized product development costs                           (97,440)                          (97,440)
                                                               -----------      -----------      -----------

           Net cash used in investing activities                  (102,848)            (395)        (103,243)
                                                               -----------      -----------      -----------

FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                          190,250          100,000          290,250
   Collection of due from stockholder                               20,000                            20,000
   Capital contributions                                           374,981                           374,981
   Payments on notes payable                                        (5,100)          (3,000)          (8,100)
                                                               -----------      -----------      -----------

           Net cash provided by financing activities               580,131           97,000          677,131
                                                               -----------      -----------      -----------

NET INCREASE IN CASH                                                75,431           46,198          121,629

CASH, BEGINNING OF PERIOD                                           46,198
                                                               -----------      -----------      -----------

CASH, END OF PERIOD                                            $   121,629      $    46,198      $   121,629
                                                               ===========      ===========      ===========

SUPPLEMENTAL INFORMATION:
   Interest paid                                               $        --      $        --      $        --
                                                               ===========      ===========      ===========

   Income taxes paid                                           $        --      $        --      $        --
                                                               ===========      ===========      ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Notes payable issued for purchase of property and
      equipment (Note 3)                                       $        --      $    76,417      $    76,417
                                                               ===========      ===========      ===========

   Common stock issued for due from stockholder                $        --      $    20,000      $    20,000
                                                               ===========      ===========      ===========

See notes to financial statements.

PLUS SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999, AND
PERIOD FROM OCTOBER 5, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 1999
-------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION AND BUSINESS - Plus Solutions, Inc. (a development stage company) (the "Company") was organized in October 1998 and is to be a provider of Internet-based, business-to-business, e-commerce solutions and services that enable buyers and suppliers to automate business transactions on the Internet. The Company is headquartered in Addison, Texas.

        The Company has experienced cumulative operating losses, and its operations are subject to certain risks and uncertainties, including, among others, risks associated with technology and regulatory trends, growth competition by entities with greater financial and other resources, and the need for additional capital. There can be no assurances that the Company will be successful in becoming profitable or generating positive cash flow in the future. The Company is considered to be a development stage company.

        PREPARATION OF FINANCIAL STATEMENTS in conformity with auditing standards generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the period. Differences from those estimates are recognized in the period they become known.

        PROPERTY AND EQUIPMENT are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. The following is a summary of useful lives for major categories of property and equipment:


               ASSET                                            USEFUL LIFE

        Furniture and fixtures                                    7 years
        Computers and office equipment                            3 years


        RESEARCH AND PRODUCT DEVELOPMENT COSTS are expensed as incurred until technological feasibility is established. Thereafter, product development and significant enhancement costs are capitalized and, upon product release, amortized to expense using the straight-line method over three years. Total costs related to research and product development were $97,440 and were capitalized in 1999. No amortization has been recorded to date.

        STOCK-BASED COMPENSATION arising from stock option grants is accounted for by the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25. Statement of Financial Accounting Standards ("SFAS") No. 123 encourages (but does not require) compensation arrangements with employees to be measured based on the fair value of the equity instrument awarded. As permitted by SFAS No. 123, the Company applies APB No. 25 to its stock-based compensation awards to employees and discloses the required pro forma effects on operations in Note 4.

        DEFERRED INCOME TAXES are provided under the asset and liability method for temporary differences in the recognition of income and expense for tax and financial reporting purposes.

        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments. SFAS No. 133 is effective beginning in 2001. The Company currently does not use derivative financial products for hedging or speculative purposes and, as a result, does not anticipate any impact on the Company's financial statements.

2.      PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 1999, consist of the following:


        Furniture and fixtures               $   23,077
        Computers and office equipment           53,642
                                             ----------

        Total                                    76,719

        Less accumulated depreciation           (25,422)
                                             ----------

        Property and equipment - net         $   51,297
                                             ==========


3.    NOTES PAYABLE

        The Company purchased property and equipment in 1998 from a related company for a note payable of $76,417. The note bears interest, on unpaid scheduled payment amounts, monthly at 7% and is due on August 15, 2000.

4.    STOCKHOLDERS' EQUITY

        COMMON STOCK - The Company has authorized the issuance of up to 25,000,000 shares of its no par value common stock. The holders of common stock are entitled to one vote per share and are entitled to dividends when and if declared by the Board of Directors of the Company.

        SERIES A CONVERTIBLE VOTING PREFERRED STOCK - The Company has authorized the issuance of up to 8,000,000 shares of its convertible voting preferred stock. Each share of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights and liquidation preferences, as shall be determined by the Board of Directors. In October 1998, the Company issued 307,000 shares of preferred stock to directors and officers of the Company for services performed. Each share of preferred stock is convertible into five shares of common stock, and each share of preferred stock was valued at $2.50 per share based on the $0.50 per-share price of common shares issued for cash. In 1999 and 1998, all shares of preferred stock were converted into 1,535,000 shares of common stock. As of December 31, 1999, no shares of preferred stock are outstanding.

        STOCK OPTION PLAN - On October 25, 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan"). The Plan provides for the granting of incentive stock options and nonqualified options for up to 4,000,000 shares of common stock. Options expire no later than 10 years after the date of grant. Options granted in 1999 are fully vested and exercisable as of the date of grant and remain exercisable for a period of five or ten years after the date of grant. A summary of the activity for this plan follows:


                                                           WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                               NUMBER          EXERCISE            REMAINING
                                              OF SHARES     PRICE PER SHARE     CONTRACTUAL LIFE
                                             ----------    ----------------    -----------------
        BALANCE JANUARY 1, 1999                      --       $       --

        Options granted in 1999               1,900,000              .10           6.64 years
                                             ----------       ----------

        Options outstanding at
           December 31, 1999                  1,900,000       $      .10           6.64 years
                                             ==========       ==========

        Options exercisable at
           December 31, 1999                  1,900,000       $      .10           6.64 years
                                             ==========       ==========

        Reserved for future options at
           December 31, 1999                  2,100,000
                                             ==========



        The Company applies the provisions of APB No. 25 and related Interpretations in accounting for the Plan. Compensation of $760,000 was recorded for the 1,900,000 options granted in 1999, based on the $0.40 per-share excess of the estimated fair value of the stock of $0.50 per share over the exercise price, and is recorded in 1999 in salaries and benefits expense as the options are fully vested. SFAS No. 123 prescribes a method to record compensation cost at the fair value of the options granted. Had compensation cost been determined with the method prescribed by SFAS No. 123, the Company's pro forma net loss would have been approximately $2,099,000 in 1999.

        In the pro forma calculations, the weighted average fair value of options granted during 1999 was estimated at $0.43 per share. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999: risk-free interest rate of 5.98%; no expected dividend yield; expected lives of five years; and no expected volatility (because the Company's stock is not publicly traded).

5.    EMPLOYMENT AGREEMENTS

        The Company has employment agreements with four executives of the Company. Each employment agreement is for a term of three years and expires in 2001.

6.    COMMITMENTS

        The Company leases certain office space. Total rental expense was $21,318 and $25,833 for the year ended December 31, 1999, and for the period from October 5, 1998 (date of inception) to December 31, 1999, respectively.

7.    INCOME TAXES

        At December 31, 1999, the Company had a net operating loss carryforward totaling approximately $8 million, the tax benefit of which is offset by a valuation allowance until realization is more likely than not.

8.    SUBSEQUENT EVENTS

        On March 10, 2000, the Company closed the Agreement and Plan of Merger entered into with Sound Designs, Inc. ("Sound Designs"), a Nevada corporation. As consideration for the merger, the stockholders of the Company, the accounting acquirer, received approximately 1.69 shares of Sound Designs, the legal acquirer, common stock for each share of the Company's common stock that they owned. As a result, the former stockholders of the Company currently own 60% of the outstanding shares of common stock of Sound Designs. In addition, the merger agreement required all existing directors and officers of Sound Designs to resign and name the directors of the Company as the directors of the surviving company that will take the name of Plus Solutions, Inc.

                                     ******

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet and statement of operations of Sound Designs, Inc., successor by merger of Plus Solutions, Inc. (the "Company") as of and for the year ended December 31, 1999, (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to the acquisition of Plus Solutions (the "Acquisition") under the purchase method of accounting. On March 10, 2000, the Company closed the Agreement and Plan of Merger entered into with Plus Solutions ("Plus Solutions"), a Texas corporation. As consideration for the merger, the stockholders of Plus Solutions, the accounting acquirer, received approximately 1.69 shares of the Company, the legal acquirer, common stock for each share of Plus Solutions' common stock that they owned. As a result, the former stockholders of Plus Solutions currently own 60% of the outstanding shares of common stock of the Company. In addition, the merger agreement required all existing directors and officers of the Company to resign and name the directors of Plus Solutions as the directors of the surviving company that will take the name of Plus Solutions, Inc.

The unaudited pro forma balance sheet was prepared assuming that the Acquisition was consummated as of December 31, 1999.

The unaudited pro forma consolidated statement of operations was prepared assuming that the Acquisition was consummated at the beginning of 1999.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of the Company, which are included elsewhere herein, for the year ended December 31, 1999 and for the period from October 5, 1998 (date of inception) to December 31, 1999, and should be read in conjunction with those statements and notes thereto. The Unaudited Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of Plus Solutions had been in effect on the dates indicated or of future results of operations of the combined entities.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transaction occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.

                              SOUND DESIGNS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999



              ASSETS                                                                            ADJUST
                                                                PLUS          SOUND               TO
                                                              SOLUTIONS       DESIGNS          PRO FORMA         PRO FORMA
                                                             -----------    -----------       ------------      ------------
CURRENT ASSETS:
    Cash                                                     $   121,629    $    25,065       $        --       $   146,694
    Accounts and other receivables                                               40,946           (40,946)(a)
    Prepaid expenses                                               1,208                                              1,208
    Inventory                                                                    27,462           (27,462)(a)

             Total current assets                                122,837         93,473           (68,408)(a)       147,902

PROPERTY AND EQUIPMENT - Net                                      51,297                                             51,297

PRODUCT DEVELOPMENT COSTS                                         97,440                                             97,440

TOTAL                                                        $   271,574    $    93,473       $   (68,408)(a)   $   296,639


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                    $   166,442    $    36,735       $   (36,735)(a)   $   203,177
    Notes payable                                                 68,317                                             68,317

             Total current liabilities                           234,759         36,735           (36,735)(a)       271,494


STOCKHOLDERS' EQUITY:
    Convertible voting preferred stock, 8,000,000 shares
         authorized; no shares issued and outstanding
    Common stock, $.001 par value; 100,000,000 shares
         authorized; 38,940,000 shares issued and outstanding,
         on a proforma basis                                   6,969,736          2,200        (6,932,996)(b)        38,940
    Additional paid in capital                                 1,134,981         60,300         6,895,561 (b)     8,090,842
    Deficit accumulated during the development stage          (8,067,902)        (5,762)            5,762 (b)    (8,067,902)
             Total stockholders' equity                           36,815         56,738           (31,673)           61,880
TOTAL                                                        $   271,574    $    93,473       $   (68,408)      $   296,639

                              SOUND DESIGNS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                                 HISTORICAL               PRO FORMA        PRO FORMA
                                                            SOUND
                                       PLUS SOLUTIONS      DESIGNS       ADJUSTMENTS       OPERATIONS
                                       -------------   -----------     -------------      -----------
REVENUES                               $         --    $     68,024    $    (68,024)(c)   $        --

OPERATING EXPENSES                        2,064,728          73,286                         2,138,014

OPERATING LOSS                           (2,064,728)         (5,262)        (68,024)       (2,138,014)

OTHER EXPENSE                                (2,373)                                           (2,373)

LOSS FROM CONTINUING OPERATIONS        $ (2,067,101)   $     (5,262)   $    (68,024)      $(2,140,387)


    EARNINGS PER SHARE - BASIC,
       CONTINUING OPERATIONS                                                              $     (0.06)

  WEIGHTED AVERAGE COMMON SHARES
         OUTSTANDING - BASIC                                                               36,174,041

                              SOUND DESIGNS, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

1.       PRO FORMA ADJUSTMENTS

         Certain pro forma adjustments have been made to the accompanying pro forma condensed consolidated financial statements, based on the acquisition of all of the outstanding capital stock of Sound Designs.

         The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 gives effect to the acquisition as if it occurred on December 31, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999, gives effect to the acquisition as if it had occurred at January 1, 1999.

         The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

                a. Reflects the adjustments to record cash as the only asset received in the acquisition. There were no other net assets acquired.

                b. Reflects the adjustments to record the pro forma effect of the issued and outstanding common shares, 38,940,000, at the time of the acquisition and the reclassification between common stock, at par of $.001, and additional paid-in capital.

                c. Reflects the adjustments to eliminate the revenues of Sound
                     Designs, as no revenues are expected to be generated as a result of the acquisition.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 26, 2000                SOUND DESIGNS, INC.

                                   By:  /s/ MAX L. GOLDEN
                                        ---------------------------------------
                                        Max L. Golden
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer